Exhibit 99.3

4th QUARTER 2002 EARNINGS REVIEW
JANUARY 15, 2003
NEW YORK CITY

Thanks Kevin. Good morning and welcome to our review of fourth quarter earnings. A belated happy new year to everyone and thanks for your interest today. My remarks will cover two areas: First, a summary of the results for the fourth quarter with some elaboration on the full year, and second, a summary of our outlook for 2003. As always, I realize you are anxious to get to the numbers, but I would be remiss in not recognizing the performance of our people at Bank of America for their efforts in meeting many of the goals we laid out for them over the past two years. In the face of some fairly strong economic headwinds, our associates achieved not just attractive financial results but succeeded in building very visible momentum toward becoming a more customer-focused company. These efforts and the discipline established in our various businesses are laying the groundwork for even better days ahead. Thanks to all for a lot of hard work.

Reported earnings for the fourth quarter were $1.69 per diluted share or approximately $2.6 billion. Included in the earnings was the impact from a settlement with the IRS that resulted in a reduction in previously accrued taxes and was highlighted in a press release on December 23. The impact equaled $488 million or approximately $.32 per share. Also highlighted in the release and affecting earnings as well, was a higher provision for credit losses. Provision and charge-offs during the quarter were $1.165 billion versus $804 million in the third quarter. Total revenue for the fourth quarter increased approximately 3 percent from the third quarter as all four of our business units produced increases (which hasn’t happened in a while). Overall expenses rose 5 percent for the corporation from third quarter levels due mainly to severance charges of $128 million and some seasonal volume-related expense increases.

Total credit quality costs continued to remain high for the entire year, in line with our comments to you last January. Total commercial net charge-offs were down 8 percent full year to full year. Managed consumer net losses were up 5 percent, after adjusting for the business exit costs in 2001, as a result of a larger credit card portfolio. Excluding credit card, remaining consumer net charge-offs fell year to year.

Average core domestic deposits are up more than 3 percent from the third quarter and $26 billion or more than 8 percent from a year ago. Liquidity and funding continue to improve as the loan-to-domestic-deposit ratio ended the year at 97 percent versus 99 percent at the end of ‘01 and 126 percent just two years ago. Period-end book value of $33.49 per share rose 8 percent from last year and the preliminary Tier 1 ratio closed the year at 8.22 percent. During the quarter we repurchased 10 million shares bringing total repurchases to 109 million shares for the whole year.

Before we talk about the individual businesses, let’s discuss net interest income and yields. In the fourth quarter, on an FTE basis, net interest income rose $72 million while the net interest yield compressed 9 basis points. Driving the increase in net interest income were higher levels in the discretionary portfolio, trading assets and core funding somewhat offset by the impact of lower rates. As we mentioned in December, we added to the discretionary portfolio during the quarter in order to offset the impact of lower rates. The average net swap book position increased approximately $17 billion during the quarter while the average securities portfolio increased $7 billion. The net interest yield compression was driven by higher levels of discretionary assets accompanied by compression in the overall deposit gathering businesses. During the quarter we generated approximately $304 million in securities gains as we repositioned the discretionary portfolio to reduce convexity risk and take advantage of interest rate fluctuations. Similar to the third quarter, we also sold some whole mortgage loans to manage prepayment risk due to lower interest rates. These loan sales generated approximately $172 million in gains in the fourth quarter versus $190 million in the third quarter. At the end of the quarter the market value of our securities and swap book increased $1.6 billion from the end of the third quarter to $4.7 billion.

Let me say a few words about the results of our individual businesses. As it has all year, the Consumer and Commercial Bank continues to be the engine that drives our progress. CCB earned $1.6 billion or 80 percent of the corporation’s pre-tax earnings in the quarter with a return on equity of 36 percent. This is an earnings increase of 4 percent from the third quarter and 21 percent versus results in the fourth quarter a year ago after adjusting for amortization in 2001. Revenue is up 3 percent from the third quarter and 10 percent from a year ago. Continued operating leverage improvement lowered the efficiency ratio below 50 percent.

All year long, we have had success in growing accounts. In the fourth quarter alone, net new checking accounts increased 127,000 bringing the year-to-date additions to approximately 528,000. The number of active online bank customers is approaching the 5 million level which represents growth of 63 percent for the year. And, importantly, our active bill pay customers have grown more than 100 percent in 2002 to 1.8 million with bill payments of nearly $8 billion this quarter. The increase in checking accounts is driven by greater customer satisfaction, focused-marketing and new products. Customer satisfaction, as defined by the Top 2 box scores, continued to grow in the fourth quarter and for the full year represented an increase of 10.4 percent. An important factor driving the increase is a 24 percent reduction in errors reported by customers.

Fee income in the Consumer and Commercial Bank increased 5 percent over third quarter results and 11 percent versus results a year ago. Service charges rose 4 percent from the third quarter and 9 percent from last year. Card income increased 7 percent from the third quarter and 17 percent from last year primarily reflecting higher interchange fees and other fee income from both debit and credit cards. If you look at total revenue on a managed basis, including net interest income, card services revenue increased 16 percent to almost $5 billion for 2002 from results the previous year. Mortgage banking income continued to remain high at $206 million driven by high levels of refi production. For the year, originations were up 33 percent to $88 billion (excluding the correspondent business exited last year) as we continue to focus on direct-to-customer business. Loan Solutions is becoming an increasingly important tool for our branch associates in generating mortgages. In the fourth quarter, total mortgages funded through Loan Solutions were double the amount funded in the first nine months of 2002.

Last quarter we mentioned that we were starting to see some stability in commercial banking (specifically our middle market customer base with sales between $10 million and $500 million). While we made a point that we weren’t calling it yet a trend, we feel more comfortable now that the middle market is exhibiting signs of improvement. The first seven months of 2002 reflected a sharp decline in business flows (loans dropped 9 percent). From August through November the sector exhibited some stability. In December, we started to see signs that business flows are up. We believe that 2003 will be a continuation of December and are looking for middle market loan growth this year of approximately 5 percent.

Credit quality costs for the Consumer and Commercial Bank, as a whole, reflected some seasonal uptick but continued to remain below results a year ago. Net charge-offs in commercial banking increased $36 million from third quarter but are down $98 million from results a year ago. Commercial banking non-performing loans are down, both from last quarter and from a year ago.

The managed credit card portfolio is performing quite nicely and within expectations in light of the current economic environment. Managed losses are flat with third quarter and rose $35 million from the fourth quarter of last year, in line with portfolio growth. 30-day and 90-day delinquency rates moved up from third quarter levels due to seasonality but remain under levels from a year ago. Excluding credit card, remaining consumer and small business charge-offs within CCB increased $38 million but were still lower than fourth quarter a year ago. I will discuss our credit quality outlook in a couple minutes but we continue to believe that both the consumer and middle market areas will be stable to improving in 2003.

Turning to the Global Corporate and Investment Bank, earnings in the fourth quarter decreased almost $200 million from third quarter results due primarily to the higher provision for loan losses. Total revenues actually increased 3 percent from third quarter levels driven by better results in investment banking. Investment banking fees rose 34 percent to $407 million from the third quarter. The increase was driven by increases in securities underwriting, syndications and advisory services. Securities underwriting increased 45 percent from a sluggish third quarter to $175 million, driven by increases in equity and high yield. Syndication fees increased 19 percent to $130 million. Advisory Services increased 42 percent to $88 million as Banc of America Securities continued to take market share in M&A along with growth in debt restructuring. On a full-year basis, investment banking fees of $1.5 billion were down only 3 percent from results in 2001. Better results in syndications and advisory could not offset weaker market demand in securities underwriting. Despite the decline, we felt that compared to our competitors we fared very well in this most difficult market environment.

Total trading-related revenue for the fourth quarter was $684 million, an increase of 19 percent from the third quarter. Foreign exchange revenue was $141 million, up 11 percent from the prior quarter. Revenue from interest rate contracts of $247 million more than doubled from third quarter results. Fixed income dropped 33 percent to $186 million as a tightening in credit spreads reversed the value of certain credit default swaps and other hedges of credit exposure that had a positive impact in prior quarters. Equities dropped slightly to $76 million and commodities increased to $34 million.

As far as credit quality for the Global and Corporate Bank, provision and net charge-offs increased $323 million from third quarter levels. Recoveries dropped $60 million from the third quarter while gross charge-offs increased $263 million. Driving the increased charge-offs were one credit in the airline industry (approximately half the gross increase) and two credits in the utilities sector. Losses were also incurred during the quarter in “other income” from writedowns of approximately $50 million related to partnership interests with leverage leases to the airline industry. Total large corporate nonperforming assets increased $313 million of which the two largest loans were European telecom and media credits. Loans in GCIB continued to decrease, as expected, and ended the quarter at $58 billion, down an additional $2 billion from third quarter.

Our third core business segment is Asset Management. Total revenue was up 3 percent for the quarter versus third quarter due mainly to higher brokerage fees. For the year, total revenue was down 3 percent from 2001 which we think is noteworthy given the double digit drops in the major indices. Total expense levels were flat for the year. This is net of our continued investment in our distribution capability. Asset Management exceeded its goal for the year of expanding both financial advisors and relationship managers by 20 percent. Assets under management increased to $310 billion from third quarter levels reflecting some seasonality. For the full year, assets under management finished the year relatively unchanged from levels a year ago helped by a 7 percent increase in money market and other short-term funds.

Our fourth and final business segment is Equity Investments. Noninterest income in the fourth quarter was a negative $59 million compared to a negative $193 million in the third quarter. In Principal Investing, cash gains were approximately $111 million offset by impairments of $174 million. Impairments in 2002 totaled approximately $708 million versus $335 million for all of 2001. The impairments were driven by continued weakness in select sectors including domestic and international telecom.

Now, let me spend the rest of my time today discussing our outlook for this year. This is the third year in a row where economic uncertainty makes prognostication very difficult and risky. I feel like Bill Murray in “Groundhog Day” in that every morning I wake up it’s January and I have to talk to the investment community about the year ahead. We believe that current underlying economic fundamentals are sound and GDP growth in 2003 will be positively influenced by productivity gains, low inflation, pro-active economic policies, a strong banking system and efficient capital markets. However, one risk we are not handicapping but which is a possibility is the geo-political risk of war. For the first half of 2003, we believe GDP growth may be in the range of 2 percent to 2.5 percent with a pickup in the second half to a range of 3 percent to 3.5 percent. Unemployment levels should stay around the 6 percent level with maybe a slight increase before abating. Any pressure on the Fed to raise rates won’t materialize until late in the year if not early 2004.

Compared to yearend loan levels, we are looking for modest loan growth in 2003 (low to mid single digit) as consumer lending and a recovery in the commercial markets outpace further targeted reduction in large corporate loans. Consumer lending growth will continue to leverage the banking center network—focusing on mortgages, home equity loans and credit cards. We believe small business lending will increase along with middle market lending, as I mentioned earlier. Large corporate loans at yearend are close to our comfort levels in aggregate but we still have some room for additional selective reductions and will continue to work on reducing concentration levels. One headwind we don’t have to face as much this year as last year, is the dramatic decrease in loans that we experienced in 2002 from the business exits in 2001 as well as the significant decrease in large corporate loans. Other earning assets will fluctuate around yearend levels as trading assets and investment securities could easily move higher or lower depending on market conditions and use of swaps for asset/liability management purposes.

With modest loan growth and some compression in the margin due to lower rates, we are looking for net interest income to be flat to up 1 percent. The balance sheet is currently positioned to be slightly asset sensitive to a rise in rates with some curve flattening. The impact of a gradual rate change of 100 basis points plus or minus over 12 months will impact net interest income by approximately two percent either way. You should note that this asset sensitive position bodes well for revenue growth as rates rise. Given the cut in rates by the Fed in November, we expect to see a reduction in net interest income in the first quarter from fourth quarter levels as deposit compression continues. This effect should be fully reflected in first quarter results. Another factor impacting net interest income in the first quarter will be two less days in the quarter.

On the fee side, we are looking for continued positive trends in our consumer and commercial business in the areas of service charges, card income and mortgage banking income. Mortgage banking income should benefit from continued low rates and the full year impact from the completed franchise-wide rollout of Loan Solutions. Asset management is expected to show double digit increases in fee revenue given the investments made in distribution in 2002, continuing investments in 2003 and stable market conditions. In Global Corporate and Investment Banking we are looking for some increases in global cash management and only a modest pickup in market sensitive revenues. Equity investments should experience a nice pickup in 2003 by merely having lower impairments but we think the improvement will be better than that as a rebound in the economy should generate higher cash gains than last year. To sum up, fee revenue growth before the impact of equity investment gains is expected to be in the high single digits for 2003. 1. This improvement is not driven as much by economic recovery as it is by momentum created in 2002 and initiatives we currently have in place. Factoring in the improvement in equity investment gains to positive from negative should move the total fee increase to the low teens.

On the expense front, we will continue to invest resources in those businesses that will produce long-term and profitable revenue growth. But having said that, expense growth will correlate with revenue growth. While we don’t think we can achieve our goal of 4 percent operating leverage in the current environment, we think we can get into the 2 to 3 percent range. This guidance obviously includes the impact from our decision to expense 2003 options and adjust our pension plan assumptions. Over the past few years we have moved aggressively to cut back expense levels if projected revenue growth did not materialize. We were much quicker last year than in previous years in pulling back expense growth and will be just as vigilant in 2003 in monitoring economic trends.

Turning to credit quality, our outlook remains essentially the same as we have been outlining for you in the past. While we feel positive about the consumer and middle market areas, we are not comfortable with certain segments of the large corporate book. That is why we are targeting quarterly charge-offs on average in 2003 to remain high—somewhere in the range of the first three quarters of last year which is about $800 and $900 million per quarter. Higher credit card receivables, while benefiting net interest income, will drive an increase in consumer charge-offs. Both middle market and large corporate charge-offs should improve from last year’s results. We have already seen an improvement on the middle market side and expect to start to see lower charge-offs on the large corporate side starting in the first quarter of this year. However, as I mentioned, we are still concerned about large corporate credit and expect the lumpiness in charge-offs and NPAs to continue for the first six months of this year. The industries and areas driving this lumpiness would be utilities and to a more limited extent, telecom, media, airlines and Latin America. Provision expense is expected to track net charge-offs. Nonperforming assets levels should be coming down as the year progresses but the quarterly results will fluctuate depending on the level of recoveries, charge-offs and one-off events.

Addressing capital trends, we expect to keep our Tier 1 ratio at current high levels. We will have plenty of room to pay an attractive dividend and still buy back shares. When you take all these comments into consideration, you should arrive at an earnings number that should be close to the current consensus of approximately $6.20. Much of what I just said is dependent on what the economy does, so if you have differing views, then I suggest you factor those differences into the numbers. Earnings for the last two years were very close to what the consensus was each year in early January. However, our path to the actual number was somewhat different than the scenarios we laid out for you in January as we managed through the changing economic environment. This is when the value of our business model is most evident as the diversity of earnings streams from the various businesses helps us earn through unexpected challenges. I am sure this year will be no different. With that, let me now open the floor up for questions—I appreciate your attention

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